UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code (212)-381-3500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 8, 2006, Phillips-Van Heusen Corporation (the “Company”) entered into an Amendment (the “Amendment”) to that certain Investors’ Rights Agreement, dated as of February 12, 2003 (as amended on July 14, 2005), with the Investors named therein.  Pursuant to the Amendment the Investors have agreed, as a result of the announcement on or about December 23, 2005 that the Investors or affiliates of the Investors had reached an agreement to acquire Tommy Hilfiger Corporation, to cause their remaining director sitting on the Company’s Board of Directors to resign on or before the closing of that transaction.  The Investors have also agreed to vote at the Company’s annual meeting of stockholders in favor of a proposal to amend the Company’s certificate of incorporation to eliminate their right to elect any of the Company’s directors.  A copy of the Amendment is attached as Exhibit 10.1 to this Report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

EXHIBIT

DESCRIPTION

10.1

Amendment to Investors’ Rights Agreement, dated May 8, 2006, between the

Company and the Investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Vice President,
General Counsel and Secretary

Date:  May 12, 2006